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                                                                   EXHIBIT 3.0

                             SECRETARY OF STATE


                   [THE GREAT SEAL OF THE STATE OF NEVADA]


                             CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that VALLEY EXCAVATION & TRUCKING, INC. did on SEPTEMBER 26, 1997 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                                     IN WITNESS WHEREOF, I have hereunto set
                                     my hand and affixed the Great Seal of
                                     State, at my office, in Carson City,
                                     Nevada, on SEPTEMBER 29, 1997.


                                              /s/ Dean Heller

                                              Secretary of State


[THE GREAT SEAL OF THE STATE OF NEVADA]    By  /s/ Kelly R. Davenport

                                              Certification Clerk


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    IN THE OFFICE OF THE
 SECRETARY OF STATE OF THE
      STATE OF NEVADA

        SEP 26 1997                       ARTICLES OF INCORPORATION
       No. C20818-97                                 OF
          -----------                 VALLEY EXCAVATION & TRUCKING, INC.
      /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

         THE UNDERSIGNED natural person(s) of the age of eighteen (18) years or more, acting as incorporator(s) of a corporation under the Nevada Business Corporation Act, adopt(s) the following Articles of Incorporation for such corporation.

                             ARTICLE I - NAME

         The name of the Corporation is VALLEY EXCAVATION & TRUCKING, INC.

               ARTICLE II - INITIAL OFFICE AND RESIDENT AGENT

                  The Corporation Trust Company of Nevada
                  One East First Street
                  Reno, Nevada 89501

                            ARTICLE III - STOCK

         The aggregate number of shares which this corporation shall have authority to issue is 24,000,000 shares of Common Stock having a par value of $.001 per share and 1,000,000 shares of Preferred Stock having a par value of $.001 per share. All Common Stock of the corporation shall be of the same class, and shall have the same rights and preferences. The corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the corporation. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

                           ARTICLE IV - DIRECTORS

         Members of the governing board of the Corporation are directors and the number of directors constituting the initial

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    Board of Directors of this corporation is one. The name and address of each person who will serve as director until the first annual meeting of stockholders or until any successor is elected and qualifies, is:

                 NAME                           ADDRESS
                 ----                           -------
            Darold Moeller                 P.O. Box 43
                                           Swan Valley, ID 83449

                          ARTICLE V - INCORPORATORS

         The name and address of each incorporator is:

                 NAME                           ADDRESS
                 ----                           -------
            Van Butler                     311 South State, Suite 440
                                           Salt Lake City, UT 84111

                                ARTICLE VI

                    LIABILITY OF DIRECTORS AND OFFICERS

         No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

                  ARTICLE VII - CONTROL SHARE ACQUISITIONS

         The provisions of NRS 78.378 to 78.3793 regarding control share acquisitions do not apply to the Corporation.

           ARTICLE VIII - COMBINATIONS WITH INTERESTED STOCKHOLDERS

         The provisions of NRS 78.411 to 78.444 regarding combinations


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STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

         On the 25th day of September, 1997 personally appeared before me, Van Butler, who duly acknowledged to me that he signed the foregoing Articles of Incorporation.


                   NOTARY PUBLIC
                 DIANE L. HOLBROOK
             311 S. State St., Ste. 440            /s/ Diane L. Holbrook
              Salt Lake City, UT 84111             ---------------------
   [SEAL]                                          NOTARY PUBLIC
              My Commission Expires                Residing at Salt Lake County
                   May 13, 2000
                   STATE OF UTAH

    My Commission Expires:

          5/13/2000
    ---------------------

             CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

         The Corporation Trust Company of Nevada hereby accepts the appointment as Resident Agent of the above named corporation.

                                      The Corporation Trust Company of
                                      Nevada

    Dated:  9-26-97                   By:  /s/ Marcia J. Sunahara
           ----------                     ------------------------
                                            Marcia J. Sunahara
                                            Asst. V.P.


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